Exhibit 5.2

March 1, 2017

Therapix Biosciences Ltd.

5 Azrieli Center (Square Tower)

Tel-Aviv 6702501, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (Registration No. 333-214458) (as amended to date, the “Registration Statement”) filed by Therapix Biosciences Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed offering of (i) American Depositary Shares (the “ADSs”), each representing forty (40) ordinary shares, NIS 0.1 par value per share of the Company, (ii) at the option of the Underwriters, the issuance and sale to the Underwriters of additional ADSs to cover over-allotments, if any, and (iii) warrants to purchase ADSs (the “Underwriter Warrants”) issued to the Underwriters (collectively, the “Securities”). We understand that the Securities are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement to be entered into by and among the Company and the several underwriters substantially in the form filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Underwriter Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, when the Underwriter Warrants shall have been duly executed and delivered by the parties thereto, and when Underwriter Warrants have been issued and paid for in accordance with the terms of the Underwriting Agreement(i) the Underwriter Warrants will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (ii) the Underwriting Agreement does not violate the laws of the state of New York. Horn & Co. Law Offices, Israeli counsel to the Company, may rely on the opinions given herein in rendering their opinion of even date herewith in connection with the Registration Statement.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' and debtors' rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. We further consent to the incorporation by reference of this opinion and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
Zysman, Aharoni, Gayer and Sullivan & Worcester LLP